Exhibit 21.1

HSN, Inc. Subsidiaries

March 4, 2010

Name	Jurisdiction of Organization
AST Sub, Inc.	DE
Ballard Designs, Inc.	GA
Cinmar, Inc.	OH
Cinmar, L.P.	DE
Cornerstone Brands, Inc.	DE
Cornerstone Consolidated Services Group, Inc.	DE
Cornerstone Services, Inc.	DE
Exception Management Services LP	DE
Garnet Hill, Inc.	NH
H.O.T. Networks Holdings (Delaware) LLC	DE
Home Shopping Network En Espanol, L.P.	DE
Home Shopping Network En Espanol, L.L.C.	DE
HSN Catalog Services, Inc.	DE
HSN Fulfillment LLC	DE
HSN Holding Corp.	DE
HSN Improvements LLC	DE
HSN Interactive LLC	DE
HSN LP	DE
HSN of Nevada LLC	DE
HSN Realty LLC	DE
Ingenious Designs LLC	DE
NLG Merger Corp.	DE
Shopblinds.com, Inc.	DE
Smith & Noble, LLC	DE
The Cornerstone Brands Group, Inc.	DE
The Cornerstone Holdings Group, Inc.	DE
The Territory Ahead, Inc.	DE
TravelSmith Outfitters, Inc.	CA
United Independent, Inc.	DE
Ventana Television Holdings, Inc.	DE
Ventana Television, Inc.	DE

Barama S.A.	Belgium
H.O.T. Home Order Television Belgium S.A.	Belgium
Home Shopping Espanol (Mexico) S. De. R.L. De. CV	Mexico
Home Shopping Espanol Servicios (Mexico) S. De. R.L. De. CV	Mexico
Home Shopping Europe en Francais S.A	Belgium
Home Shopping Europe en het Nederlands N.V.	Dutch